Exhibit 99.1

SAFE & GREEN HOLDINGS CORP OBTAINS CERTIFICATE OF OCCUPANCY FOR MONTICELLO PROPERTY

The Monticello property, located in the Catskills region, has passed and completed all inspections.

A Monticello Mews townhome, pictured above.

FEBRUARY 13, 2023 – MIAMI, Fla. – Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures, announced today that the Company has obtained a certificate of occupancy for its Monticello project, located in the Catskills region. Given that the property has now been deemed habitable and meets all code and usage requirements, the leasing process can begin.

The certificate of occupancy, which was obtained on February 9th, applies to Phase one of the overarching project. The goal at completion is approximately 180 townhomes.

According to Mid Hudson News, Sullivan County, which includes Monticello, NY, held the top regional job growth in December of 2022, topping the Hudson Valley.

“We’re thrilled to have officially completed Phase one of our Monticello Mews project,” Paul Galvin, Chairman and CEO of Safe & Green Holdings Corp. noted. “This is an area that’s surging, especially as folks search for homes and second properties outside of urban areas. We’re happy to aid in boosting the local economy with quality townhomes. As we begin the leasing process, we anticipate these units to fill quickly.”

The date for commencement of Phase two of the project will be announced at a later date.

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About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third party and in-house developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. Safe and Green Development Corporation is a leading real estate development company. Formed in 2021, the company focuses on the development of sites using purpose built, prefabricated modules built from both wood & steel, sourced from one of Safe & Green Holdings factories and operated by SG Echo. For more information, visit www.safeandgreenholdings.com and follow us at @SGHcorp on Twitter.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the Company’s plans to build approximately 180 townhomes at Monticello Mews, the units at the Monticello project filling quickly as the Company begins the leasing process and plans to announce the date for commencement of Phase two at a later date. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to complete the Monticello project as planned, the Company’s ability to fill units as it begins the leasing process, the Company’s ability to expand within various verticals, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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Mark Moran
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